                                                                   Exhibit 10.5

BISCAYNE CENTRE, LLC.


                         STANDARD OFFICE BUILDING LEASE


This Lease Agreement (sometimes hereinafter referred to as the "Lease") made and entered into this 15th day of April, 2003 by and between BISCAYNE CENTRE, LLC. (hereinafter called "Landlord"), whose address for purposes hereof is 11900 Bi Biscayne Boulevard, Suite 100, Miami, Florida 33181 and EPIXTAR MANAGEMENT CORP., A Florida Corporation (hereinafter called "Tenant"), whose address for purposes hereof is 11900 BISCAYNE BLVD. SUITE 700, MIAMI FLORIDA 33181.


                                   WITNESSETH:


LEASED                     1. Subject to and upon the terms, provisions,
PREMISES               covenants and conditions hereinafter set forth, and each
                       in consideration of the duties, covenants and obligations
SEE                    of the other hereunder, Landlord does hereby lease,
ADDENDUM               demise and let to Tenant and Tenant does hereby lease,
PARAGRAPH              demise and let from Landlord those certain premises
#49                    (hereinafter sometimes call the "Premises" or "Leased
                       Premises") in the building known as Biscayne Centre
                       (hereinafter called the "Building") located at 11900
                       Biscayne Boulevard, Miami, Florida 33181, such Leased
                       Premises being more particularly described as follows:
                       16,810 square feet of Net Rentable Area (hereinafter defined) located on the THIRD, (3rd) & SEVENTH (7th) floors as known as Suites 301, 306, 308, herein after called the "Original Premises", Suite 312 herein after called "Expansion Space A", Suite 700 & 770 herein after called "Expansion Space B", of the Building as reflected on the floor plan of such Leased Premises attached hereto as Exhibit "A" and made a part hereof, identified by the signatures or initials of Landlord and Tenant.

                           The term "Net Rentable Area", as used herein, shall
                       refer to (1) in the case of a single tenancy floor, all space measured from the inside surface of the outer glass of the Building to the outside surface of the opposite outer wall, excluding only the areas ("Service Areas") within the outside walls used for building stairs, fire towers, elevator shafts, flues, vents, pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular tenant such as special stairs or elevators, and (ii) in the case of a multi-tenancy floor, all space within the inside surface of the outer glass enclosing the tenant occupied portion of the floor and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers rest rooms and other similar facilities for the use of all tenants on the particular floor (hereinafter sometimes called "Common Areas"), but including a proportionate part of the Common Areas located on such floor. Net Rentable area is subject to LANDLORD'S re-measurement of the Premises which may change the square footage set forth above: and TENANT is obligated under the Terms of the Lease to pay for the actual square footage.

                           No deductions from Net Rentable Areas are made for
                       columns necessary to the Building. The Net Rentable Areas in the Lease Premises and in the Building have been calculated on the basis of the foregoing definition and are hereby stipulated above as to the Leased Premises, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is done substantially in accordance with the approved plans.

TERM                      2. This Lease shall be for the term of FIVE (5) Years
                       commencing on the 1st day of MAY, 2003, and ending on the
                       31st day of APRIL, 2008, (hereinafter sometimes referred
                       to as the "Lease Term" or "Term"), unless sooner
SEE                    terminated or extended as provided herein.
ADDENDUM
PARAGRAPHS                If the Landlord is unable to give possession of the
#47 & 50               Leased Premises on the date of the commencement of the
                       aforesaid Lease Term by reason of the holding over of any prior tenant or tenants or for any other reasons, an abatement or diminution of the rent to be paid hereunder shall be allowed Tenant under such circumstances until, possession is given to Tenant, but nothing herein shall operate to extend the initial Term of the lease beyond the agreed expiration date, and said abatement in rent shall be the full extent of Landlord's liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession of the Premises. There shall be no delay in the commencement of the Term of this Lease and/or payment of rent where Tenant fails to occupy premises when same are ready for occupancy, or when
                       Landlord shall be delayed in substantially completing such Leased Premises as a result of:

                             (a) Tenant's failure to promptly furnish working drawings and plans as required or

                             (b) Tenant's failure to approve cost estimates within one (1) week or
                             (c) Tenant's failure to promptly select materials, finishes, or installation or
                             (d) Tenant's changes in plans (notwithstanding Landlord's approval of any such changes), or
                             (e) Any other act of omission by Tenant or its agents or failure to promptly make other decisions, necessary to the preparation of the Leased Premises for occupancy.

                           The commencement of the Term and the payment of rent
                       shall not be affected, delayed or deferred on account of any of the foregoing. For the purposes of this paragraph, the Leased Premises shall be deemed substantially completed and ready for occupancy by Tenant when Landlord's Supervising Architect certifies that the work required of Landlord, if any, has been substantially completed in accordance with said approved plans and specifications.

                           Taking possession of the Leased Premises by Tenant
                       shall be conclusive evidence as against Tenant that the Leased Premises were in good and satisfactory condition when possession was so taken. This Lease does not grant any right to light or air over or about the Leased Premises or Building.

                           If Tenant, with Landlord's consent, shall occupy the
                       Leased Premises prior to the beginning of the Lease Term as specified herein above, all provisions of this Lease shall be in full force and effect commencing upon such occupancy.

BASE RENT                 3. Tenant agrees to pay Landlord a total "Base Rental"
                       of ONE MILLION SEVEN HUNDRED SIXTY SEVEN THOUSAND FOUR
SEE                    HUNDRED THREE AND 40/100 DOLLARS ($1,767,403.40) being an
ADDENDUM               annual Base Rental of * in equal monthly installments of
PARAGRAPH              * which is computed at a Base Rental Rate of * per
#48                    rentable square foot per annum for each and every
                       calendar month of the Term of this Lease, plus all applicable sales taxes, without any offset or deduction whatsoever, in lawful (legal tender for public or private debts) money of the United States of America, at the Management Office of the Building or elsewhere as designated from time to time by Landlord's written notice to Tenant.

                         Landlord upon execution of this Lease by Landlord and
                       Tenant, hereby acknowledges payment by Tenant of the sum of -0.00- representing payment of rental (For Expansion Spaces A & B) including applicable sales taxes for the first full calendar month of this Lease. The balance of the total Base Rental is payable in equal monthly installments as specified above, on the First day of each month hereafter ensuing, the first of which shall be due and payable -0.00- . If the Term of this Lease commences on any day of a month excepting the first day, Tenant shall pay Landlord rental as provided for herein for such commencement month on a pro rata basis (such proration to be based on the actual number of days in the commencement month), and the first month's rent paid by Tenant, if any, upon execution of this Lease shall apply and be credited to the next full month's rent due hereunder. Rental for any partial month of occupancy at the end of the Term of this Lease will be prorated, such proration to be based on the actual number of days in the partial month. Tenant may not prepay rent more than one month in advance of its due date.

                          In addition to Base Rental, Tenant shall and hereby
                       agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of rentals collected therefor. Nothing herein shall, however, be taken to require Tenant to pay any part of any Federal and State Taxes on income imposed upon Landlord. The foregoing regarding sales taxes only, does not apply in the event Tenant is exempt from the payment of sales tax Under
                       Section 501(c)(3) of the I.R.S. code.

                       Tenant shall be required to pay Landlord a late fee equal to 10% of the outstanding balance on any rental due that remains unpaid for (5) days after its due date.

ADDITIONAL                4A. In the event that the cost to the Landlord for the
RENT                   Operating Expenses of the Building, as hereinafter
                       defined during any calendar year of the Lease Term
*SEE                   subsequent to the Base Year (which the parties hereto
ADDENDUM               agree shall be calendar * all exceed the cost to the
PARAGRAPH              Landlord for the Operating Expenses of the Building
#61                    during the Base Year, then Tenant shall pay to Landlord
                       as additional rent Tenant's "proportionate share" (as such term is hereinafter defined) of the increase in such costs for each calendar year, if any. The proportionate share to be paid by the Tenant shall be the percentage which the Net Rentable Area then leased by the Tenant in the Building bears to the Total Net Rentable Area contained in the Building, which is 152,998 rentable square feet. The amount of such additional rent, if any, shall be determined in accordance with the following formula: net rentable square feet of Leased Premises divided by Total Net Rentable Area (the "proportionate share") multiplied by any increase in Operating Expenses over the Operating Expenses of the Base Year equals additional rent due from Tenant except that such additional rent shall be prorated for any partial calendar year following the commencement of the Lease
                       Term.

                          The term "Operating Expenses" as used herein shall
                       mean the cost of all expenses, cost and disbursements of every kind and mature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance and/or operation of the Building computed on the accrual basis, but shall not include the replacement of capital investment items and new capital improvements. By way of explanation and clarification, but not by way of limitation, these Operating Expenses will include the following:

                             a. Wages and salaries of all employees engaged in operation and maintenance of the Building: employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries; the cost of disability and hospitalization insurance, pension or retirement benefits, or any other fringe benefits for such employees.

                             b. All supplies and materials used in operation and maintenance of the Building.

                             c. Cost of all utilities including water, sewer, electricity, gas and fuel oil used by the Building and not charged directly to another tenant.

                             d.   Cost of customary Building management;
                                  janitorial services; trash and garbage
                                  removal; servicing and maintenance of all systems and equipment, including, but not limited to, elevators, plumbing, heating, air conditioning, ventilating, lighting, electrical, security and fire alarms, fire pumps, fire extinguishers and hose cabinets, mail chute, and staging; guard service, painting; window cleaning, landscaping and gardening.

                             e. Cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith.

                             f. All taxes at the maximum allowable discount and assessments and governmental charges whether federal, state, county or municipal, and whether they be taxing districts or authorities presently taxing the Leased Premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation excluding, however, federal and state taxes on income.

                          In the event the Operating Expenses in any year after
                       the Base year are reduced because of a major capital improvement or by the use of automation, then the Operating Expenses for the Base Year shall be reduced for the purpose of determining additional rent as though such improvement or automation was in effect during the Base Year.

                          Landlord shall notify Tenant, within ninety (90) days
                       after the end of the Base Year and each calendar year thereafter during the term hereof, of the amount which landlord estimates (as evidenced by budgets prepared by or on behalf of Landlord) will be the amount of Tenant's proportionate share of increases in Operating Expenses for the then current calendar year and Tenant shall pay such sum in advance to Landlord in equal monthly installments, during the balance of said calendar year, on the first day of each remaining month in said calendar year commencing on the first day of the first month following Tenant's receipt of such notification. Within ninety 90 days following the end of each calendar year after the Base Year, Landlord shall submit to Tenant a statement showing the actual amount which should have been paid by Tenant with respect to increases in Operating Expenses for the past calendar year, the amount thereof actually paid during that year by Tenant and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Within thirty 30 days after receipt by Tenant of said statement, Tenant shall have the right in person to inspect Landlord's books and records showing the Operating Expenses for the Building for the calendar year covered by said statement. Any other person who inspects LANDLORD'S statements or books on behalf of TENANT, must be a C.P.A., licensed by the State of Florida. Said statement shall become final and conclusive between the parties, their successors and assigns as to the matters set forth therein unless Landlord receives written objection with respect thereto within said thirty 30 day period, Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty (30) days following Tenant's receipt thereof. Any overpayment shall be immediately credited against Tenant's obligation to pay expected additional rent in connection with anticipated increases in Operating Expenses or, if by reason of any termination of the Lease no such future obligation exists amount will be refunded to Tenant. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to a statement rendered by Landlord to Tenant, pursuant to the terms hereof, because of any objection which Tenant may raise with respect thereto and Landlord shall immediately credit any overpayment found to be owing to Tenant against Tenant's proportionate share of increases in Operating Expenses for the then current calendar year (and future calendar years, if necessary) upon the resolution of said objection or, if at the time of the resolution of said objection the Lease Term has expired, immediately refund to Tenant any overpayment found to be owing to Tenant.

                          Additional rent, due by reason of the provisions of
                       this subparagraph 4A for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the termination date of the Lease; the Operating Expenses for the calendar year during which the Lease terminates shall be prorated according to that portion of said calendar year that this Lease was actually in effect. Tenant expressly agrees that Landlord, at Landlord's sole discretion, may apply the security deposit specified in paragraph 7 hereof, if any, in full or partial satisfaction of any additional rent due for the final months of this Lease by reason of the provisions of this subparagraph 4A. If said security deposit is greater than the amount of any such additional rent and there are no other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease, then Landlord shall refund the balance of said security deposit to Tenant as provided in paragraph 7 hereof. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or the obligation to pay any additional rent due for the final months of this Lease by reason of the provisions of this paragraph 4A if said security deposit is less than such additional rent, nor shall Landlord be required to first apply said security deposit to such additional rent if there are any other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease. If in any calendar year the increase in Operating Expenses is negative, no additional rental is to be charged, but additional rent shall nevertheless be collected at the last years rate and adjusted thereafter.

                          4B. In the event that "Impositions" (as such term is
                       hereinafter defined) against the Building and/or the land on which it is located are increased during any calendar year of the Lease Term subsequent to the Base Year over the amount of said Impositions during the Base year, the Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of the increases over the Base Year in such Impositions for each calendar year, if any.

                          The term "Impositions" as used herein shall mean all
                       impositions, taxes, assessments (special or otherwise), water and sewer assessments and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including all taxes whatsoever (except only those taxes of the following categories: any inheritance, estate, succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax paying entity without regard to Landlord's income source as arising from or out of the Building and/or the land on which it is located) attributable in any manner to the Building, the land on which the Building is located or the rents (however the term may be defined) receivable therefrom, or any part thereof, or any use thereon, or any facility located therein or used in conjunction therewith or any charge or other payment required to be paid to any governmental authority whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax", or designated in any other manner.

                          Landlord shall notify Tenant, within ninety (90) days
                       after the end of the Base Year and each calendar year thereafter, of the amount which Landlord estimates (as evidenced by budgets prepared by or on behalf of Landlord) will be the amount of Tenant's Proportionate Share of increases in Impositions for the then current calendar year and advance on the first day of each month commencing on the first day of the first month following Tenant's receipt of such notification. Within ninety (90 days following the date on which Landlord receives a tax bill or statement showing what the actual Impositions are with respect to each calendar year, Landlord shall submit to Tenant a statement, together with a copy of said bill or statement, showing the actual amount to be paid by Tenant in the year in question with respect to increases in Impositions for such year, the amount thereof theretofore paid by Tenant and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Any balance shown to be due pursuant to said statement shall be spread over the remaining months of the year and be paid by Tenant to Landlord or if after the close of the Calendar Year within ten (10) days following Tenant's receipt thereof any overpayment shall be immediately credited against Tenant's obligation to pay such additional rent in connection with increased Impositions in later years, or, if no such future obligation exists, be immediately refunded to Tenant.

                          Additional rent, due by reason of the provisions of
                       this subparagraph 4B for the final months of this Lease, shall be payable even though the amount thereof is not determinable until subsequent to the termination of the Lease; the Impositions for the calendar year during which the Lease terminates shall be prorated according to that portion of said calendar year that the Lease was actually in effect. Tenant expressly agrees that Landlord, at Landlord's sole discretion, may apply the security deposits specified in paragraph 7 hereof, if any, in full or partial satisfaction of any additional rent due for the final months of this Lease by reason of the provisions of this paragraph 4B. If said security deposit is greater than the amount of such additional rent and there are no other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of the Lease, then Landlord shall refund the balance of said security deposit to Tenant as provided in paragraph 7 hereof. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or the obligation to pay any additional rent due for the final months of this Lease by reason of the provisions of this paragraph 4B if said security deposit is less than such additional rent, nor shall Landlord be required to first apply said security deposit to such additional rent if there are any other sums or amounts owed Landlord by Tenant by reason of any of the terms, provisions, covenants or conditions of this Lease. If in any calendar year the increase in Impositions is negative, no additional rental is to be charged, but rent shall be collected at the last year's rate and adjusted thereafter.

                          4C. It is the intention of the parties hereto to
                       provide that the Tenant shall pay in advance of their due date Tenant's Proportionate Share of increases in Operating Expenses and Impositions, and to share in reduction only by category to the end that an increase in Operating Expenses shall not be offset by a decrease in taxes and vice versa. In no event shall the Base Rental be reduced by reason of decreases in Operating Expenses and/or Impositions.

COST OF LIVING            5. PARAGRAPH OMITTED INTENTIONALLY.
INCREASE
TIME OF                   6. Tenant agrees that Tenant shall promptly pay said
PAYMENT rents (Base Rental as the same may be adjusted from time to time pursuant to Paragraph 5 and Additional Rental), at the times and place stated above; the Tenant shall pay charges for work performed on order of Tenant and any other charges that accrue under this Lease; that, if any part of the rent or above mentioned charges shall remain due and unpaid for the three (3) business days after written notice from Landlord to Tenant and after the same shall be due and payable, or if Tenant fails to pay when due said rents and any other sums payable under this Lease after written notice from Landlord to Tenant three
                       (3) or more times in any period of twelve (12) consecutive months, Landlord shall have the option (in addition to all other rights and remedies available to it by law and in equity) of declaring the balance of the entire rent for the entire term of the Lease to be immediately due and payable, and Landlord may Lease by distress or otherwise.

SECURITY                  7. Tenant, concurrently with the execution of this
DEPOSIT Lease must deposit the sum of SIXTY ONE THOUSAND THREE HUNDRED EIGHTY FOUR AND 06/100 DOLLARS ($61,384.06), the receipt which is hereby acknowledged by Landlord, which sum shall be retained by Landlord as security for the payment by Tenant of the rents and all other payments herein agreed to be paid by Tenant, and for the faithful performance by Tenant of the terms, provisions, covenants and conditions of this Lease. It is agreed that Landlord, at Landlords option, may at the time of any default by Tenant under any of the terms, provisions, covenants or conditions of the Lease apply said sum or any part thereof toward the payment of the rents and all other sums payable by Tenant under this Lease, and towards the performance of each and every one of Tenant's covenants under this Lease, but such covenants and Tenant's liability under this Lease shall thereby be discharged only pro tanto that Tenant shall remain liable for any amounts that such sum shall be insufficient to pay; that Landlord may exhaust any and all rights and remedies against Tenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Landlord to do so; that, in the event this deposit shall not be utilized for any such purposes, then such deposit shall be returned by Landlord to Tenant within ten (10) days next after the expiration of the Term of this Lease or the determination and payment of the amount due under paragraph 4 of this Lease, if any, whichever later occurs. Tenant shall maintain this security deposit amount at all times during the lease term.

USE                       8. The Tenant will use and occupy the Leased Premises
                       for the following use or purpose and for no other use or purpose: General Offices.

QUIET                     9. Upon payment by Tenant of the rents herein
ENJOYMENT              provided, and upon the observance and performance of all
                       terms, provisions, covenants and conditions of Tenant's part to be observed and performed, Tenant shall, subject to all of the terms, provisions, covenants and conditions of the Lease Agreement, peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised.

INSURANCE                 10. If the Landlord's insurance premiums exceed the
PREMIUMS standard premium rates because the nature of Tenant's operation results in extra hazardous exposure, then Tenant shall, upon receipt of appropriate invoices from Landlord, reimburse Landlord for such increase in premiums. It is understood and agreed between the parties hereto that any such increase in premiums shall be considered as rent due and shall be included in any lien for rent.

RULES AND                 11. Tenant agrees to comply with all rules and
REGULATIONS            regulations Landlord may adopt from time to time for
                       operation of the Building and parking facilities and protection and welfare of Building and Parking facilities, its tenants, visitors and occupants. The present rules and regulations, which Tenant hereby agrees to comply with, entitled "Rules and Regulations" are attached hereto and are by this reference incorporated herein. Any future rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant, providing the same do not materially deprive Tenant of its rights established under this Lease.

GOVERNMENTAL              12. Tenant shall faithfully observe in the use of the
REQUIREMENTS           Leased Premises all municipal and county ordinances and
                       codes and state and federal statutes now in force or which may hereafter be in force.

SERVICES                  13. Landlord will furnish the following services to
                       Tenant:

                             (A) Cleaning services, deemed by Landlord to be normal and usual in a first class office building, on Monday through Friday, except that shampooing and replacement of carpet as required by Tenant shall be Tenant's expense.

                             (B) Automatically operated elevator service, public stairs, electrical current for lighting, incidentals and normal office use, and water at those points of supply provided for general use of its Tenants at all times and on all days throughout the year.

                             (C) Air conditioning on Monday through Friday from 8:00 AM to 6:00 PM and Saturday from 8:00 AM to 12:00 Noon, except Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day and New Year's Day. Landlord shall also furnish air conditioning at such other times as are not provided for herein, provided Tenant gives written request to Landlord before 2:00 PM of the business day preceding the extra usage and if Tenant requires air conditioning during such hours, Tenant shall be billed for such service at the rate of $45.00 per hour per Occupied Space and said rate may be changed with thirty (30) days prior written notice.

                          No electric current shall be used except that
                       furnished or approved by Landlord, nor shall electric cable or wire be brought into the Leased Premises, except upon the written consent and approval of the Landlord. Tenant shall use only office machines and equipment that operate on the Building's standard electric circuits, but which in no event shall overload the Building's standard electric circuits from which the Tenant obtains electric current. Any consumption of electric current in excess of that considered by Landlord to be used, normal and customary for all Tenants, or which require special circuits or equipment (the installation of which shall be at Tenant's expense after approval in writing by the Landlord), shall be paid for by the Tenant as additional rent paid to the Landlord in an amount to be determined by Landlord, based upon Landlord's estimated cost of such excess electric current consumption or based upon the actual cost thereof if such excess electric current consumption is separately metered.

                          Such services shall be provided as long as the Tenant
                       is not in default under any of the terms, provisions, covenants and conditions of this Lease, subject to interruption caused by repairs, renewals, improvements, changes to service, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, acts of God and conditions and causes beyond the control of Landlord, and upon such happening, no claim for damages or abatement of rent for failure to furnish any such services shall be made by the Tenant or allowed by the Landlord.

TENANT WORK               14. It is understood and agreed between the parties
                       hereto that any charges against Tenant by Landlord for services or for work done on the Leased Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as rent due and shall be included in any lien for rent.

REPAIR OF                 15. Tenant will, at Tenant's own expense, keep the
LEASED                 Leased Premises in good repair and tenantable condition
PREMISES               during the Lease Term and will replace at its own expense
                       any and all broken glass caused by Tenant in and about said Leased Premises.

                          Tenant will make no alterations, additions or
                       improvements in or to the leased Premises without the written consent of Landlord, which shall not be unreasonably withheld, but may be predicated upon but not limited to Tenant's use of contractors who are acceptable to Landlord; and all additions, fixtures, carpet or improvements, except only office furniture and fixtures which shall be readily removable without injury to the Leased Premises, shall be and remain a part of the Leased Premises at the expiration of this Lease.

                          It is further agreed that this Lease is made by the
                       Landlord and accepted by the Tenant with the distinct understanding and agreement that the Landlord shall have the right and privilege to make and build additions to the Building of which the Leased Premises are a part, and make such alterations and repairs to said Building as it may deem wise and advisable without any liability to the Tenant therefor.

INDEMNIFICATION           16. Tenant further agrees that Tenant will pay all
                       liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all expenses, costs, and charges, including bond premiums for release of liens and attorneys' fees and costs reasonably incurred in and about the defense of any suit in discharging the said Premises or any part thereof from any liens, judgements, or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

                          The Tenant herein shall not have any authority to
                       create any liens for labor or materials on the Landlord's interest in the Leased Premises and all persons contracting with the Tenant for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration or repair of any facilities or other improvements on or about the Lease Premises, and all materialmen, contractors, subcontractors, mechanics, and laborers are hereby charged with notice that they must look only to the Tenant and to the Tenant's interests in the Leased Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant.

PARKING                   17. Pursuant to all of the terms, provisions,
                       covenants and conditions contained herein, for the Term
**SEE                  of this Lease, Landlord hereby grants to Tenant at no
ADDENDUM               charge during the term of this lease, the non-exclusive
PARAGRAPH              use of SIXTY (60) non-reserved parking spaces in the
# 62                   Building parking areas and SIXTY (60) security cards.
                       Parking space use shall be subject to all of the terms, provisions, conditions and covenants of this Lease.
                       Additional and/or replacement cards are available at a cost of Twenty-five and 00/100 Dollars ($25.00) each. If
                       TENANT shall require parking spaces in addition to those guaranteed in the Lease, LANDLORD may provide them at a monthly charge to TENANT until such time as LANDLORD can no longer do so due to such availability.**

ESTOPPEL                  18. Tenant agrees that from time to time, upon not
STATEMENT              less than ten (10) days prior request by Landlord, Tenant
                       will deliver to the other a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; and (c)
                       Landlord is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail.

SUBORDINATION             19. If the Building and/or Leased Premises are at any
                       time subject to a mortgage and/or deed of trust, and Tenant has received written notice from Mortgagee of same, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee and each Landlord's Mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee with the same effect as if such action had been taken by Landlord.

                          This Lease shall at Landlord's option, which option
                       may be exercised at any time during the Lease Term, be subject and subordinate to any first mortgage now or hereafter encumbering the Building however, such future mortgagee shall agree not to join Tenant in any foreclosure proceedings if Tenant is not in default under the Terms of this lease. This provision shall be self-operative without the execution of any further instruments. Notwithstanding the foregoing, however, Tenant hereby agrees to execute any instrument(s) which Landlord may deem desirable to evidence the subordination of this Lease to any and all such mortgages.

ATTORNMENT                20. If the interests of Landlord under this Lease
                       shall be transferred voluntarily or by reason of foreclosure or other proceedings for enforcement of any first mortgage on the Leased Premises, Tenant shall be bound to such transferee (herein sometimes called the "Purchaser") for the balance of the Term hereof remaining, and any extensions or renewals thereof which may be effective in accordance with the terms and provisions hereof with the same force and effect as if the Purchaser were the Landlord under this Lease, and Tenant does hereby agree to attorn to the Purchaser, including the Mortgagee under any such mortgage if it be the Purchaser, as its Landlord, said Attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of the Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon such Attornment, to the extent of the then remaining balance of the Term of this Lease and any such extensions and renewals, shall be and are the same as those set forth herein. In the event of such transfer of Landlord's interest, Landlord, Mortgagee or any Purchaser shall not be liable or responsible for any act, omission or default by any prior Landlord including present Landlord, the return of any security deposit, or the payment of any Tenant allowance or other concession, be bound by any rent paid more than one (1) month in advance, or be subject to any offset, defense, or counterclaim against any prior Landlord, including present Landlord.

ASSIGNMENT                21. Without the written consent of Landlord first
                       obtained in each case Tenant shall not assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease or underlet the Leased Premises or any part thereof or permit the Leased Premises to be occupied by other persons. In the case of a subletting, Landlord's consent may be predicated, among other things, upon Landlord becoming entitled to collect and retain all rentals payable under the sublease. If this Lease be assigned, or if the Leased Premises or any part thereof be underlet or occupied by anybody other than Tenant, the Landlord may, after default by the Tenant, collect or accept rent from the assignee, undertenant, or occupant and apply the net amount collected or accepted to the rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant, or occupant as Tenant, nor shall it be construed as or implied to be a release of the Tenant from the further observance and performance by the Tenant of the terms, provisions, covenants and conditions herein contained.

                          In lieu of consenting or not consenting, Landlord may,
                       at its option, (i) in the case of the proposed assignment or subletting of Tenant's entire leasehold interest, terminate this Lease in its entirety, or (ii) in the case of the proposed assignment or subletting of a portion of the Premises, terminate this Lease at to that portion of the Premises which Tenant has proposed to assign or sublet. In the event Landlord elects to terminate this Lease pursuant to clause (ii) of this paragraph, Tenant's obligations as to Base Rental and Additional Rent shall be reduced in the same proportion that the Net Rentable Area of the portion of the Premises taken by the proposed assignee or subtenant bears to the total Net Rentable Area of the Premises.

SUCCESSORS                22. All terms, provisions, covenants and conditions to
AND ASSIGNS            be observed and performed by Tenant shall be applicable
                       to and binding upon Tenant's respective heirs, administrators, executors, successors and assigns, subject, however, to the restrictions as to assignment or subletting by Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

HOLD                      23. In consideration of said Premises being leased to
HARMLESS OF            Tenant for the above rental, Tenant agrees: that Tenant,
LANDLORD               at all times, will indemnify and keep Landlord harmless
                       and shall defend Landlord (with counsel chosen by Landlord) from all losses, damages, liabilities and expenses, including without limitation, attorney's fees, at all levels, which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, consequent upon or arising from the use or occupancy of said Premises by Tenant, or consequent upon or arising from any acts, omissions, neglect or fault of Tenant and/or Tenant's agents, servants, contractors, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from Tenant's failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; that Landlord shall not be liable to Tenant for any damages, losses or injuries to the persons or property of Tenant which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from the gross negligence of Landlord, Landlord's agents or employees, and that Tenant will indemnify and keep harmless Landlord from all damages, liabilities, losses, injuries, or expenses, including without limitation, attorney's fees, at all levels, which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, where said injuries or damages arose about or upon said Premises, as a result of the negligence, acts, omissions and/or fault of Tenant, and/or Tenant's agents, employees, servants, licensees, visitors, customers, patrons, and invitees.
                       All property placed or moved into the Leased Premises or Building shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant or such owner for any damage to said personal property.
                       Tenant shall maintain at all times during the Term of this Lease an insurance policy or policies in an amount or amounts sufficient in Landlord's opinion, to indemnify
                       Landlord or pay Landlord's damages, if any, resulting from any matter set forth hereinbefore in this paragraph
                       23.

                          In case Landlord shall be made a party to any
                       litigation commenced against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees, at all levels, incurred or paid by Landlord in connection with such litigation and any appeal thereof.

ATTORNEYS                 24. If either party defaults in the performance of any
FEES of the terms, provisions, covenants and conditions of this Lease and by reason thereof the other party employs the services of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to reasonable attorneys' fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy.

DAMAGE OR                 25. In the event the Leased Premises shall be
DESTRUCTION            destroyed or so damaged or injured by fire or other
                       casualty, during the Term of this Lease, whereby the same shall be rendered untenantable, then Landlord shall have the right, but not the obligation, to render such Leased
                       Premises tenantable by repairs within 180 days therefrom.

                          Landlord agrees that, within 60 days following damage
                       or destruction, it shall notify Tenant with respect to whether or not Landlord intends to restore the premises. If said Premises are not rendered tenantable within the aforesaid 180 days it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. During any time that the Leased Premises are untenantable due to causes set forth in this paragraph, the rent or a just and fair proportion thereof shall be abated. Notwithstanding the foregoing, should damage, destruction or injury occur by reason of Tenant's negligence, Landlord shall have the right, but not the obligation, to render the Leased Premises tenantable within 360 days of the date of damage, destruction or injury and no abatement of rent shall occur.

                          Notwithstanding the foregoing, should damage or
                       destruction occur during the last twelve months of the Lease Term, either Landlord or Tenant shall have the option to terminate this Lease, effective on the date of damage or destruction, provided notice to terminate is given within 30 days of the date of such damage or destruction. Notwithstanding the foregoing, should the damage or destruction occur by reason of Tenant's negligence, Tenant shall not have such option to terminate.

EMINENT                   26. If there shall be taken during the Term of this
DOMAIN Lease any part of the Leased Premises, parking facilities or Building, other than a part not interfering with maintenance, operation or use of the Leased Premises, Landlord may elect to terminate this Lease or to continue same in effect. If Landlord elects to continue the Lease, in Landlord's absolute discretion, the rental shall be reduced in proportion to the area of the leased Premises so taken and Landlord shall repair any damage to the Leased Premises, parking facilities, or Building resulting from such taking, provided, however, Landlord shall have no obligation to expend in excess of any amount awarded as a result of any such taking, and the amount to be expended in connection therewith by Landlord shall be determined by Landlord, in Landlord's absolute discretion. If any part of the leased Premisses is taken by condemnation or Eminent Domain which renders the Premises unsuitable for its intended use, as reasonably determined by Landlord and Tenant, the Tenant may elect to terminate this Lease, or if any part of the Leased Premises is so taken which does not render the Premises unsuitable for its intended use, this Lease shall continue in effect and the rental shall be reduced in proportion to the area of the Leased Premises so taken and Landlord shall repair any damage to the Leased Premises resulting from such taking, provided, however, Landlord shall have no obligation to expend in excess of any amount awarded and attributable only to the Premises as a result of any such taking, and the amount to be expended in connection therewith by Landlord shall be determined by Landlord, in Landlord's absolute discretion. If all of the Leased Premises is taken by condemnation or Eminent Domain, this Lease shall terminate on the date of the taking. All sums awarded (or agreed upon between Landlord and the condemning authority) for the taking of the interest of Landlord and/or Tenant, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of Landlord. If this Lease should be terminated under any provisions of this paragraph, rental shall be payable up to the date that possession is taken by the authority, and Landlord will refund to Tenant any prepaid un-accrued rent less any sum or amount then owing by Tenant to Landlord.

ABANDONMENT               27. If, during the Term of this Lease, Tenant shall
                       abandon, vacate or remove from the Leased Premises the major portion of the goods, wares, equipment or furnishings usually kept on said Leased Premises, or shall cease doing business in said Leased Premises, or shall suffer the rent to be in arrears, Landlord may, at its option, cancel this Lease in the manner stated in Paragraph 28 hereof, or Landlord may enter said Leased Premises as the agent of Tenant by force or otherwise, without being liable in any way therefor and relet the Leased Premises with or without any furniture that may be therein as the agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may determine, and receive the rent therefor applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over above the expenses to Landlord of such reletting, Tenant shall pay any deficiency.

INSOLVENCY                28. It is agreed between the parties hereto that; if
                       Tenant shall be adjudicated a bankrupt or an insolvent or take the benefit of any federal reorganization or composition proceeding or make a general assignment or take the benefit of any insolvency law; or if Tenant's leasehold interest under this Lease shall be sold under any execution or process of law; or if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant (whether under Federal or State laws); or if said Premises shall be abandoned or deserted; or if Tenant shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant's part to be performed; or if this Lease or the Term thereof be transferred or pass to or devolve upon any persons, firms, officers or corporations other than Tenant by death of the Tenant, operation of law or otherwise; then and in any such event, at the option of Landlord, the total remaining unpaid Base Rental for the Term of this Lease shall become due and payable or this Lease and the Term of this Lease shall expire and end five (5) days after Landlord has given Tenant written notice (in the manner hereinafter provided) of such act, condition or default and Tenant hereby agrees immediately then to pay said Base Rental or quit and surrender said Leased Premises to Landlord; but this shall not impair or affect Landlord's right to maintain summary proceedings for the recovery of the possession of the Leased Premises in all cases provided for by law. If the Term of this Lease shall be so terminated, Landlord may immediately, or at any time thereafter, re-enter or repossess the leased Premises and remove all persons and property therefrom without being liable for trespass or damages.

LIEN FOR                  29. Tenant hereby pledges and assigns to Landlord as
PAYMENT OF             security for the payment of any and all rental or other
RENT                   sums or amounts provided for herein, all of the
                       furniture, fixtures, goods and chattels of Tenant which shall or may be brought or put on or into said
                       Leased Premises, and Tenant agrees that said lien may be enforced by distress, foreclosure or otherwise, at the election of the Landlord. Tenant hereby expressly waives and renounces for himself and family any and all homestead and exemption rights he may now have or hereafter acquire under or by virtue of the constitution and laws of the State of Florida or of any other state, or of the United States, as against the payment of said rental or any other obligation or damage that may accrue under the Terms of this Lease.

WAIVER OF                 30. Failure of Landlord to declare any default
DEFAULT immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder in law and/or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.

                          No waiver of any term, provision, condition or
                       covenant of this Lease by landlord shall be deemed to imply or constitute, a further waiver by Landlord of any other term, provision, condition or covenant of this Lease. In addition to any rights and remedies specifically granted Landlord herein, Landlord shall be entitled to all rights and remedies available at law and in equity in the event that Tenant shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant's part to be performed or fails to pay Base Rental, Additional Rental or any other sums due Landlord hereunder when due. All rights and remedies specifically granted to Landlord herein, by law and in equity shall be cumulative and not mutually exclusive.

RIGHT OF                  31. Landlord, or any of his agents shall have the
ENTRY right to enter the Leased Premises during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or to said Building, or to exhibit said Leased Premises at any time within one hundred eighty (180) days before the expiration of this Lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease. Landlord shall have the right to enter the premises at any time whatsoever in the event of an emergency.

NOTICE                    32. Any notice given Landlord as provided for in this
                       Lease shall be sent to Landlord by certified mail addressed to Landlord; Hand Delivered or Tele-faxed to Landlord's Management Office in the building. Any Notice given to LANDLORD must also be given to LANDLORD'S Mortgagee, Wachovia Securities, its Successors and Assigns ALTIMA, Wachovia Securities as Servicer, P.O. Box 563956, Charlotte, NC 28256-3956. Any notice to be given Tenant under the terms of the Lease, unless otherwise stated herein, shall be in writing and shall be hand delivered or Tele-faxed to the office of Tenant in the Building. Either party, from time to time, by such notice, may specify another address to which subsequent notice shall be sent. Either party, from time to time, by such notice, may specify another address to which subsequent notice shall be sent.


LANDLORD                  33. All automobile parking areas, driveways, entrances
CONTROLLED             and exits thereto, Common Areas, and other facilities
AREAS                  furnished by Landlord, including all parking areas, truck
                       way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to all facilities and areas and improvements, to police same, from time to time to change the area, level and location and arrangement of parking areas and other facilities herein above referred to, to restrict parking by and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the public areas, Common Areas or facilities: to discourage nontenant parking to charge a fee for visitor and/or customer parking, and to do and perform such other acts in and to said areas and improvements as, in the sole judgement of Landlord, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the Common
                       Areas and other facilities referred to in such reasonable manner as Landlord shall determine from time to time.
                       Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a manager of the parking facilities and/or Common Areas and other facilities who shall have full authority to make and enforce rules and regulations regarding the proper operation and maintenance of the parking areas and/or
                       Common Areas and other facilities. Reference in this paragraph to parking areas and/or facilities shall in no way be construed as giving Tenant hereunder any rights and/or privileges in connection with such parking areas and/or facilities unless such rights and/or privileges are expressly set forth in paragraph 17 hereof.

CONDITION OF              34. Tenant agrees to surrender to Landlord, at the end
PREMISES ON            of the Term of this Lease and/or upon any cancellation of
TERMINATION            this Lease, said Leased Premises in as good condition as
OF LEASE AND           said Leased Premises were at the beginning of the Term of
HOLDING OVER           this Lease, ordinary wear and tear, and damage by fire or
                       other casualty not caused by Tenant's negligence excepted. Tenant agrees that if Tenant does not surrender said Leased Premises to Landlord at the end of the Term of this Lease the Tenant will pay to Landlord double the amount of the current rental for each month or portion thereof that Tenant holds over plus all damages that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of said Leased Premises, and will indemnify and save Landlord harmless from and against all claims made by any succeeding Tenant of said
                       Leased Premises against Landlord on account of delay of Landlord in delivering possession of said Leased Premises in accordance herewith or otherwise.

                          No receipt of money by Landlord from Tenant after
                       termination of this Lease or the service of any notice of commencement of any suite or final judgement for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgement.

                          No act or thing done by Landlord or its agents during
                       the Term hereby granted shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of Landlord.

OCCUPANCY                 35. Tenant shall be responsible for and shall pay
TAX before delinquency all municipal, county or state taxes assessed during the Term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the Tenant.

SIGNS                     36. Landlord shall have the right to install signs on
                       the interior or exterior of the Building and Leased Premises and/or change the Building name or street address.

TRIAL BY JURY             37. It is mutually agreed by and between Landlord and
                       Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Premises. Tenant further agrees that it shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based upon non-payment of rent or any other payment required of Tenant hereunder.

RELOCATION OF             38. Landlord expressly reserves the right at
TENANT Landlord's sole cost and expense to remove Tenant from the Leased Premises and to relocate Tenant in some other space of Landlord's choosing of approximately the same dimensions and size within the Building, which other space shall be decorated by Landlord at Landlord's expense. Landlord shall have the right, in Landlord's sole discretion, to use such decorations and materials from the existing Premises, or other materials so that the space in which Tenant is relocated shall be comparable in its interior design and decorating to the Premises from which Tenant is removed. Nothing herein contained shall be construed to relieve Tenant or imply that Tenant is relieved of the liability for or obligation to pay any Base Rent or Additional Rent due by reason of the provisions of paragraph(s) 3 and 4 of this Lease, the provisions of which paragraph shall be applied to the space in which Tenant is relocated on the same per square foot basis as said provisions were applied to the Premises from which Tenant is removed. Tenant agrees that Landlord's exercise of its election to remove and relocate Tenant shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the rents and perform the covenants and agreements hereunder for the full Term of this Lease. If Landlord relocates Tenant to another space on the same floor, Landlord shall pay all reasonable expenses associated with moving including telephones and computers. If Landlord relocates Tenant to another floor Landlord shall pay in addition to moving expenses, reasonable expenses for changing stationary and literature to reflect new address.

CROSS                     39. If the term of any lease, other than this Lease,
DEFAULT made by Tenant for any other space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such default shall, ipso facto constitute a default hereunder and empower Landlord at Landlord's sole option, to terminate this Lease as herein provided in the event of default.

INVALIDITY OF             40. If any term provision, covenant or condition of
PROVISION              this Lease or the application thereof to any person or
                       circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

TIME OF                   41. It is understood and agreed between the parties
ESSENCE hereto that time is of the essence of all there terms, provisions, covenants and conditions of this Lease.

MISCELLANEOUS             42. The terms Landlord and Tenant as herein contained
                       shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the paragraph headings are solely for the convenience of the reader and are not intended to be all inclusive. Any formally executed addendum to or modification of this Lease shall be expressly deemed incorporated by reference herein unless a contrary intention is clearly stated therein.

EFFECTIVE                 43. Submission of this instrument for examination does
DATE not constitute an offer, right of first refusal, reservation of or option for the Leased Premises or an other space or premises in, on or about the Building. This instrument becomes effective as a Lease upon execution and delivery by both Landlord and Tenant.

ENTIRE                    44. This lease contains the entire agreement between
AGREEMENT              the parties hereto and all pervious negotiations leading
                       thereto, and it may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Leased Premises, or of the remainder of the terms of this Lease, shall be valid unless accepted by Landlord in writing. Tenant acknowledges and agrees that Tenant has no relied upon any statement, representation, prior written or contemporaneous oral promises, agreements or warranties except such as are expressed herein.

BROKERAGE                 45. Tenant represents and warrants that it has dealt
                       with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than NONE and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of this Lease.

FORCE                     46. Neither Landlord nor Tenant shall be required to
MAJEURE perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome. Lack of money shall not be deemed force majeure.

                 ADDENDUM ATTACHED HERETO AND MADE A PART HEREOF


IN WITNESS WHEREOF, the parties hereto, have signed, sealed and delivered this Lease in triplicate at Dade County, Florida on the date and year first above written.


                               LANDLORD: BISCAYNE CENTER, LLC.


WITNESSES:

                                    By /s/ Richard F. Wagman
                                       -----------------------------------
                                       Richard F. Wagman

                                    Title:   VICE - PRESIDENT
                                           -------------------------------

                                    Date:  4/15/03
                                          --------------------------------


                               TENANT: EPIXTAR MANAGEMENT CORP.

WITNESSES:



/s/ Deborah Gambone                 By /s/
----------------------------           ----------------------------------------

----------------------------
                                    Title: President, Epixtar Management Corp.
                                           ------------------------------------

                                    Date:  3/14/03
                                          -------------------------------------

                              RULES AND REGULATIONS


         The following Rules and Regulations, hereby accepted by Tenant, are prescribed by Landlord to enable Landlord to provide, maintain, and operate, to the best of Landlord's ability, orderly, clean and desirable premises, Building and parking facilities for the Tenants therein at as economical a cost as reasonably possible, and to regulate conduct in and use of said Premises, Building and Parking facilities in such manner as to minimize interference by others in the proper use of same by Tenant.

1. Tenant, its officers, agents, servants and employees shall not block or obstruct any of the entries, passages, doors, elevators, elevator doors, hallways or stairways of Building or garage, or place, empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents servants, employees, patrons, licensees, customers, visitors or invitees.

2. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Leased Premises, Building or parking facilities shall be restricted to time, method and routing of movement as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to property, Premises and Building in such movement. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Building, Leased Premises or garage facilities without having first obtained a written permit from Landlord twenty-four (24) hours in advance. Safes, large files, electronic data processing equipment and other heavy equipment or machines shall be moved into Leased Premises, Building or parking facilities only with Landlord's written consent and placed where directed by Landlord.

3. No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by Tenant, its officers, agents servants, employees, patrons, licensees, customers, visitors, or invitees in or on any part of the outside or inside of the Building, garage facilities or Leased Premises without prior written consent of Landlord and then only of such color, size, character, style and materials and in such places as shall be approved and designated by Landlord. Signs on doors and entrances to Leased Premises shall be placed thereon by a contractor designated by Landlord and paid for by Tenant.

4. Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from Leased Premises, Building or parking facilities regardless of how or when loss occurs.

5. No additional locks shall be placed on any door or changes made to existing locks in Building without the prior written consent of Landlord. Landlord will furnish two keys to each lock on doors in the Leased Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenant's expense. Landlord may at all times keep a pass key to the Leased Premises. All keys shall be returned to Landlord promptly upon termination of this Lease.

6. Tenant, its officers, agents, servants or employees shall do no painting or decorating in Leased Premises, or mark, paint or cut into, drive nails or screw into or in any way deface any part of Leased Premises or Building without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of Tenant, with the approval and under the direction of Landlord.

7. Landlord reserves the right to: (i) close the Building at 6:00 PM, subject, however, to Tenant's right to admittance under regulations prescribed by Landlord, and to require the persons entering the Building to identify themselves and establish their right to enter or to leave the Building; (ii) close all parking areas between the hours of 9:00 PM and 7:00 AM during week days; (iii) close all parking areas on weekends and holidays.

8. Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound producing instruments or device which may be heard outside Leased Premises, Building or parking facilities, or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in Building.

9. Tenant, its officers, agents, servants, and employees shall, before leaving Leased Premises unattended, close and lock all doors and shut off all utilities; damage resulting from failure to do so shall be paid by Tenant. Each Tenant before the closing of the day and leaving the said Leased Premises shall see that all blinds and/or draperies are pulled and drawn.

10. All plate and other glass now in Leased Premises or Building which is broken through cause attributable to Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall be replaced by and at expense of Tenant under the direction of Landlord.

11. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of Leased Premises.

12. The plumbing facilities shall not be used for any other purpose than for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall have caused it.

13. All contractors and/or technicians performing work for Tenant within the Leased Premises, Building or parking facilities shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceiling, equipment or any other physical feature of the Building, Leased Premises or parking facilities. None of this work shall be done by Tenant without Landlord's prior written approval.

14. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

15. Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstructed by the Tenant, and Tenant shall not permit, erect, and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights or signs and advertising devices in front of or in proximity of interior and exterior windows, glass panels, or glass doors providing a view into the interior of the Leased Premises unless same shall have first been approved in writing by Landlord.

16. Canvassing, soliciting and peddling in the Building or parking facilities is prohibited and each Tenant shall cooperate to prevent the same. In this respect, Tenant shall promptly report such activities to the Building Manager's office.

17. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

18. The work of Landlord's janitors or cleaning personnel shall not be hindered by Tenant after 5:30 PM and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service. In this regard, Tenant shall also empty all glasses, cups and other containers holding any type of liquid whatsoever.

19. In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant with Landlord's assistance to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of Building or parking facilities, excepting Tenant's own Premises, for disposal.

20. Tenants are cautioned in purchasing furniture and equipment that the size is limited to such as can be placed on the elevator and will pass through the doors of the Leased Premises. Large pieces should be made in parts and set up in the Leased Premises. Landlord reserves the right to refuse to allow to be placed in the Building any furniture or equipment of any description which does not comply with the above conditions.

21. Tenant will be responsible for any damage to the Leased Premises, including carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects or spills of any type of liquid.

22. If the Premises demised to any Tenant become infested with vermin, such Tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

23. Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside of the Building, without Landlord's prior approval in writing, and upon such terms and conditions as may be specified by Landlord in each and every instance.

24. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, or use the name of the Building for any purpose other than that of the business address of Tenant or use any letterheads, envelopes, circulars, notices advertisements, containers or wrapping material, without Landlord's express consent in writing.

25. Tenant, its officers, agents, employees, servants, patrons, customers, licensees, invitees and visitors shall not solicit business in the Building's parking facilities or Common Areas, nor shall Tenant distribute any hand bills or other advertising matter in automobiles parked in the Building's parking facilities.

26. Tenant shall not conduct its business in such manner as to create any nuisance, or interfere with, annoy or disturb any other tenant in the Building, or Landlord in its operation of the Building or commit waste or suffer or permit waste to be committed in the Leased Premises, Building or parking facilities. In addition, Tenant shall not allow its officers, agents, employees, servants, patrons, customers, licensees and visitors to conduct themselves in such manner as to create any nuisance or interfere with, annoy or disturb any other tenant in the Building or Landlord in its operation of the Building or commit waste or suffer or permit waste to be committed in the Leased Premises, Building or parking facilities.

27. Tenant, its officers, agents, servants or employees shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical operation or bring into Leased Premises, Building or garage facilities any inflammable fluids or explosives without written permission of Landlord.

28. Tenant, its officers, agents servants or employees shall not use Leased Premises, Building or garage facilities for housing, lodging or sleeping purposes or for the cooking or preparation of food, without the prior written consent of the Landlord.

29. Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into garage facilities, Building or Leased Premises or keep on Leased Premises any fish, fowl, reptile, insect, or animal or any bicycle or other vehicle without the prior written consent of Landlord, wheel chairs and baby carriages excepted.

30. Neither Tenant nor any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building without the written consent of the Landlord or the authorization of the Heliport administration.

31. Tenant's employing laborers or others outside of the Building shall not have their employees paid in the Building, But shall arrange to pay their payrolls elsewhere.

32. Tenant, its officers, agents, servants, employees, patron's licenses, visitors and invites shall not smoke in the common areas of the Building.

33. Tenants, its officers and employees shall not park in visitors parking areas of Building.

34. Tenants, its officers and employees shall comply with all reasonable recycling regulations dictated by Dade County and Landlord.

                                 FIRST ADDENDUM

ATTACHED TO and made a part of the Standard Office Building Lease dated April 15, 2003 (the "Standard Lease"), between BISCAYNE CENTRE, LLC., as LANDLORD, and EPIXTAR MANAGEMENT CORP. AS TENANT, covering approximately 16,810, net rentable square feet of office space (the "Leased Premises" or the "Premises"), which is a part of the THIRD & SEVENTH floors of the building known as BISCAYNE CENTRE, located at 11900 Biscayne Boulevard, Miami, Florida 33181.

This First Addendum (the "Addendum") is hereby incorporated into and made a part of such Standard Lease. Unless set forth in this Addendum to the contrary, the terms set forth herein shall have the same meaning as set forth in the Standard Lease, and to the extent of any conflict between the terms and conditions of the Standard Lease and this Addendum, the terms and conditions of this Addendum shall prevail. The Standard Lease, Addendum, and any other documents executed in connection therewith are collectively referred to herein as the "Lease" or "Lease Agreement."

47. RENT COMMENCEMENT

"Base Rent" at the rate of NINETEEN DOLLARS AND 62/100 ($19.50) per rentable square foot per annum, shall commence when; (i) "Expansion Space A" or "Expansion Space B" or; (ii) "Expansion Premise A" and "Expansion B" are deemed ready for occupancy. Rent shall commence however on only the "Expansion Space" completed. By way of example and without limiting the generality of the foregoing; (i) if "Expansion Space A" is completed without" Expansion Space B" being completed rent shall commence on "Expansion Space A" only. If "Expansion Premise B" is completed before "Expansion Space A" is complete then rent shall commence on" Expansion Premise B" only; (iii) if "Expansion Space A and B" are both completed at the same time then rent shall Commence on "Expansion Space A and B" simultaneously. TENANT shall pay rent on the Original Premises at a rate of $19.50 per annum until the improvements are completed.

48. BASE RENT

TENANT agrees to pay LANDLORD a total "Base Rental" of ONE MILLION SEVEN HUNDRED SIXTY SEVEN THOUSAND FOUR HUNDRED THREE AND 40/100 DOLLARS' ($1,767,403.40, without any offset or deduction whatsoever, in lawful (legal tender for public or private debts) money of the United States of America, at the Management Office of the building or elsewhere as designated from time to time by LANDLORD's written notice to TENANT, said total "Base Rental" shall be paid as follows:

1. The Annual Base Rental Rate for year one (1) shall be THREE HUNDRED TWENTY SEVEN THOUSAND SEVEN HUNDRED NINETY FIVE DOLLARS AND NO/100 ($327,795.00) in equal monthly installments of TWENTY SEVEN THOUSAND THREE HUNDRED SIXTEEN DOLLARS AND 25/100 ($27,316.25) which is computed at a Base Rental Rate of NINETEEN DOLLARS AND 50/100 $19.50 per rentable square foot.

2. The Annual Base Rental Rate for year two (2) shall be THREE HUNDRED FORTY THOUSAND TWO HUNDRED THIRTY FOUR DOLLARS AND 40/100 ($340,234.40) in equal monthly installments of TWENTY EIGHT THOUSAND THREE HUNDRED FIFTY TWO DOLLARS AND 87/100 ($28,352.87) which is computed at a Base Rental Rate of TWENTY DOLLARS AND 24/100 ($20.24) per rentable square foot.

3. The Annual Base Rental Rate for year three (3) shall be THREE HUNDRED FIFTY THREE THOUSAND TEN DOLLARS AND NO/100 ($353,010.00 in equal monthly installments of TWENTY NINE THOUSAND FOUR HUNDRED SEVENTEEN DOLLARS AND 50/100 ($29,417.50)which is computed at a Base Rental Rate of TWENTY ONE DOLLARS AND NO/100 ($21.00) per rentable square foot.


4. The Annual Base Rental Rate for year four (4) shall be THREE HUNDRED SIXTY SIX THOUSAND TWO HUNDRED EIGHTY NINE DOLLARS AND 90/100 ($366,289.90) in equal monthly installments of THIRTY THOUSAND FIVE HUNDRED TWENTY FOUR DOLLARS AND 16/100 ($30,524.16) which is computed at a Base Rental Rate of TWENTY ONE DOLLARS AND 79/100 ($21.79) per rentable square foot.

5. The Annual Base Rental Rate for year five (5) shall be THREE HUNDRED EIGHTY THOUSAND SEVENTY FOUR DOLLARS AND 10/100 ($380,074.10) in equal monthly installments of THIRTY ONE THOUSAND SIX HUNDRED SEVENTY TWO DOLLARS AND 84/100 ($31,672.84) which is computed at a Base Rental Rate of TWENTY TWO DOLLARS AND 61/100 ($22.61) per rentable square foot.

49. LEASED PREMISES

The Leased Premises shall consist of three (3) areas; (i) the Original Premise consisting of approximately 5844 rentable square feet, hereinafter referred to a Original Premise; (ii) "Expansion Space A" consisting of approximately 1726 rentable square feet hereinafter referred to as "Expansion Spaces A" and; (iii) "Expansion Spaces B" consisting of approximately 9240 rentable square feet, hereinafter referred to as "Expansion Spaces B". SEE EXHIBIT B

50. LEASE COMMENCEMENT

This Lease shall Commence when "Expansion Space A and B" or "Expansion Space A" or "Expansion Space B" is ready for Occupancy by the TENANT "Lease Commencement". For the purpose of this Paragraph, the "Expansion Spaces A & B" shall be deemed substantially completed and ready for occupancy by TENANT when LANDLORD'S Supervising Architect certifies that the LANDLORD'S work has been substantially completed in accordance with the plans and specifications approved by LANDLORD and TENANT. By way of example; and without limiting the generality of the foregoing; (i), if "Expansion Space A or B" shall be constructed separately and deemed ready for occupancy the Lease shall Commence; then the lease shall commence when the "Expansion Spaces B" is deemed ready for Occupancy.

51. INSURANCE

In addition to any other insurance required to be procured by TENANT pursuant to the terms and conditions of the Lease, this Addendum, and/or any documents executed in connection therewith, TENANT shall be obligated to obtain and keep in full force and effect, throughout the term of the Lease, including any options or renewals thereof, at TENANT'S sole cost and expense: (i) comprehensive general public liability insurance in companies maintaining a rating of at least A+ under the "Best" published ratings or similar ratings and publications if Best is no longer published to afford protection in an amount equal to THREE MILLION ($3,000,000.00) DOLLARS combined single limit for bodily injury and property damage; (ii) "all risk" property insurance covering TENANT'S property, improvements and betterments, alterations and any other property for which TENANT is legally liable or which was installed by on or behalf of TENANT, in an amount equal to the full replacement value thereof; and (iii) workmen's compensation insurance, as required by law. Such insurance shall name LANDLORD and' LANDLORD'S mortgagee as additional insurers/loss payees thereunder. All of the aforementioned policies shall (i) provide that they may not be changed, amended, reduced, canceled, or allowed to lapse except after thirty (30) days prior written notice from the insurance company to LANDLORD. Each of such policies shall be written by companies maintaining a rating of at least A+ under the "Best" published ratings or similar rating and publications if Best is no longer published.

TENANT shall provide LANDLORD with duly executed certificates of insurance upon issuance thereof and a certificate evidencing any renewal or replacement thereof shall be delivered to LANDLORD not less than ten (10) days prior to expiration and/or cancellation of the policy. The minimum limits of any insurance coverage required in this paragraph 51 shall not limit TENANT'S liability under the lease.

52. DEFAULT

A.  EVENTS OF DEFAULT

Upon the happening of one or more of the events set forth below, in subparagraphs 1. through 9. inclusive, TENANT shall be in default of this Lease, and LANDLORD shall have all the rights and remedies hereinafter set forth:

1. In the event TENANT shall not pay rent or any other amounts due hereunder at the time and in the manner stated: or

2. In the event TENANT fails to pay when due any rent or other amounts payable under this Lease three (3) or more times in any period of twelve (12) consecutive months; or

3. In the event TENANT shall suffer to be filed against TENANT an involuntary petition in bankruptcy or shall be adjudged a voluntary or involuntary bankrupt; or

4. In the event TENANT shall make an assignment for the benefit of creditors; or


5. In the event there should be appointed a receiver or other court officer to take charge of TENANT'S property either in the State Courts or in the Federal Courts and such receivership is not dismissed within thirty (30) days from such appointment; or

6. In the event TENANT removes, attempts to remove, or permits to be removed from the Premises, except in the usual course of TENANT'S trade or business, the goods, furniture, effects or other property of TENANT brought thereon; or

7. In the event TENANT, before the expiration of the term of this Lease, including options, extensions and renewals hereof, and without the written consent of LANDLORD, vacates the Premises or abandons the possession thereof, or uses the same for purposes other than the purposes for which the same are leased or ceases to use the Premises for the purposes herein expressed; or

8. In the event any persons or entities performing work or services for and/or at TENANT'S request file or record any mechanic's or other liens against the Premises or the Building or any property belonging to LANDLORD or its agents; or

9. In the event TENANT shall fail to keep and perform any other condition, stipulation or agreement herein contained on the part of TENANT to be observed, kept and performed for more than seven (7) days after written notice thereof is given by LANDLORD to TENANT specifying the nature of such default, or if the default so specified shall be of such a nature that the same cannot be reasonably cured or remedied within such seven
         (7) day period, if TENANT shall not in good faith have commenced the curing or remedying of such default within such seven (7) day period and shall not thereafter continuously and diligently proceed therewith to completion.


B.       REMEDIES OF LANDLORD


1. Upon the happening of any such event or events as set forth in paragraph 52 above, LANDLORD shall, in addition to all its available remedies at law and/or equity, have the right to declare this Lease in default and/or breach based upon such event or events, and thereafter:

         (a) Have the right to immediately re-enter the Premises, either by summary proceedings, or other means, other than force and to dispossess TENANT and all other occupants therefrom and remove and dispose of all property therein in the manner provided in subparagraph 4., below and without LANDLORD being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby; or

         (b) Have the right, at its option, to terminate this Lease upon seven (7) days written notice to TENANT and to thereafter re-enter and take possession of the Premises with or without legal process; but not by means of force or

         (c) Have the right, at its option, from time to time, without terminating this Lease, to re-enter and relet the Premises, or any; part thereof, with or without legal process, as the agent and for the account of TENANT upon such terms and conditions as LANDLORD shall deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including without limitation, necessary renovations and alterations of the Premises, reasonable attorney's fees, and/or any real estate commissions paid, and thereafter toward payment of all sums due or to become due to LANDLORD hereunder, and if a sufficient sum shall not thus be realized or secured to pay such sums and other charges, (i) at LANDLORD'S option, TENANT shall pay to LANDLORD any deficiency monthly, notwithstanding LANDLORD may have received rental in excess of the rent stipulated in this Lease in previous or subsequent months, and LANDLORD may bring an action therefor as such monthly deficiency, shall arise, or (ii) at LANDLORD'S option, the entire deficiency which is subject to ascertainment for the remaining term of this Lease, shall be immediately due and payable, provided, however, that nothing contained herein shall be construed to require LANDLORD to re-enter and re-let in any event, and LANDLORD shall not, in any event, be required to pay TENANT any surplus or any sums received by LANDLORD on a re-letting of the Premises in excess of the rent and other amounts provided in this Lease.

2. Upon the happening of any such event or events as set forth in paragraph 52 above, LANDLORD shall, in addition to all its available remedies hereunder and/or at law and/or equity, have the right to declare this Lease in default and/or breach based upon such event or events, and thereafter, at its option, declare the rents and other amounts due for the entire remaining term immediately due and payable without regard; to whether or not possession shall have been surrendered to or taken by LANDLORD, and commence an action immediately thereupon and recover judgment therefor.

3. LANDLORD may, in its sole discretion, at any time after (a) LANDLORD reasonably believes that TENANT vacates or abandons the Premises, (b) LANDLORD obtains a judgment for the removal of TENANT, and/or (c) TENANT defaults under the terms and conditions of this Lease, re-enter the Premises for the purposes of exhibiting the same to prospective purchasers or tenants or otherwise without such re-entry constituting a forfeiture of the rents or other charges to be paid under this Lease, including without limitation, accelerated rents, and the covenants, agreements and conditions to be kept and performed by the TENANT, for the full term of this Lease, including renewals and extensions, if any, and without such re-entry constituting any type of surrender whatsoever.

4. LANDLORD, in addition to any other remedies it may have available hereunder and/or at law and/or equity, shall have the right to remove all or any part of TENANT'S property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of, TENANT, and LANDLORD shall not be responsible for the care or safekeeping thereof, and TENANT hereby waives any and all loss, destruction or other damage or injury which may be occasioned by any of the aforesaid acts. In the event TENANT shall fail to timely advise LANDLORD of the disposition of the aforesaid property, and make suitable arrangement therefor, including payment of sums incurred in connection therewith, TENANT agrees that LANDLORD may thereafter dispose of said property in accordance with the provisions of applicable law.

5. No re-entry or taking of possession of the Premises by LANDLORD, as herein above provided, shall be construed as an election on LANDLORD'S part to terminate this Lease unless written notice of such intention is given to TENANT. Notwithstanding any reletting without termination, as herein above provided, LANDLORD may, at all times thereafter, elect to terminate this Lease for such previous default or breach. Any re-entry or retaking of possession, as herein above provided, shall be allowed by TENANT without hindrance, and LANDLORD shall not be liable in damages for any such re-entry or retaking of possession, or guilty of trespass or forcible entry.

6. Any rents and other amounts which may be due LANDLORD, whether by acceleration or otherwise as herein above provided, shall include Base Rental and percentage rent, if any, and any other rents or sums payable to LANDLORD under this Lease.

7. Any and all rights, remedies and options hereunder shall be cumulative and in addition to and without waiver of or in derogation of any right or remedy given LANDLORD at law and/or equity, whether in effect now or hereafter in effect.

8. In the event that TENANT fails to promptly and fully perform and comply with each and every term, provision, covenant, agreement, undertaking or condition under this Lease and the matter is turned over to LANDLORD'S attorneys, TENANT shall pay LANDLORD'S attorney's fees and costs, whether or not suit is brought, and if suit is brought, at pre-trial, trial, post-judgment, and appellate levels.

53.      RETURNED CHECKS

If at any time during the term of this Lease, including options, renewals and extensions thereof, if any, any payment by check for rent or other amounts due under this Lease is returned due to insufficient funds or for any other reason whatsoever, then LANDLORD shall have the right, in its sole discretion, to require any future payments of rent or other amounts due under this Lease to be made to LANDLORD by cash or cashier's check, and LANDLORD, in addition to any other rights and remedies under this Lease and/or at law and/or equity, shall be entitled to charge TENANT for any expenses incurred by reason of any such returned check. Any failure by LANDLORD to insist upon payment of a specific installment of rent or other amounts due under this Lease to be made by cash or cashier's check shall not be deemed a waiver of LANDLORD'S right to require a future installment thereof to be made by cash or cashier's check at any time whatsoever, regardless of whether any further checks are returned for insufficient funds or any other reason whatsoever.

54.      JUDICIAL CONSTRUCTION

Should any provision of the Lease, this Addendum, and/or any documents executed in connection therewith require judicial or other interpretation or construction, it is agreed that the court or fact finder interpreting or construing same shall not apply a presumption that the terms shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed more strictly against the party who through itself or through its agents prepared the document. It is acknowledged and agreed that the agents and attorneys of the undersigned have participated in the preparation and negotiation of the Lease, this Addendum and any documents executed in connection therewith.

55.      RADON GAS

"Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, it may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit."

56.      DUAL AGENCY DISCLOSURE STATEMENT

TENANT warrants and represents that, to TENANT'S knowledge, there is no Real Estate Broker involved in this lease, and that TENANT has had no dealings with any Real Estate Broker or salesman in the negotiation of this Lease and TENANT shall indemnify, release and hold LANDLORD harmless from and against any and all damages, fines, penalties, liabilities, and expenses, including without limitation, attorney's fees, whether or not suit is brought, and if suit is brought, at pre-litigation, trial, post-judgment, and appellate levels, which may arise or be claimed against LANDLORD and/or its agents or employees, incurred in connection with or in' any way relating to any claim for commissions, fees, compensation or otherwise, by any broker or salesperson whatsoever or any communications or negotiations with any broker or salesperson concerning this Lease and/or the consummation thereof, the premises or any other premises in the building. The provisions of this paragraph shall survive the termination of this lease.

57.      HAZARDOUS MATERIALS

Tenant shall not use or permit the use of the Premises for the generation, storage, treatment, use, transportation or disposal of any chemical, material or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited, or regulated by any federal, state, county, regional, local or other governmental authority; or which, even if not so regulated, may or could pose a hazard to the health and safety of the other tenants and occupants of the Landlord's property or adjacent property. In the event of any use in violation of this provision Tenant will remove, or cause to be removed, such material at its own expense, and will indemnify LANDLORD, its officers, agents, successors and assigns from and against any loss, cost, damage, liability or expense (including attorneys' fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or recommended by any governmental authority in connection with such violation or as a result of or in connection with the act or omission of Tenant or persons within Tenant's control or the breach of this lease by TENANT or persons within TENANT'S control. Tenant's liability for such indemnification is not limited by any exculpatory provision in this Lease, and shall survive any cancellation or termination of this Lease or transfer of Landlord's interest in the Premises.

58.      LIMITATION AND DURATION OF LIABILITY

Notwithstanding anything now or hereafter contained in the Complete Lease to the contrary, Tenant agrees and acknowledges that Tenant shall look solely and only to Landlord's interest in the Building in the event of any default or breach by Landlord with respect to any of the terms and provisions of the Complete Lease on the part of the' Landlord to be performed or observed and/or any other act, omission and/or negligence of Landlord; and no other assets whatsoever of Landlord shall be subject to liability, levy, execution or other judicial process or award for the satisfaction of Tenant's claim(s) of any kind or sort whatsoever. The term "Landlord" as used in the Complete Lease shall be limited to mean and include only the owner or owners of the Premises at the time in question, and in the event of any sale, assignment, conveyance and/or other transfer of the Premises, Landlord (and in case of any subsequent transfers or conveyances, the grantor) shall be automatically freed and relieved, from and after the date of such sale, assignment, conveyance and/or other transfer, of all liability and/or obligation in the Complete Lease and/or any matter pertaining thereto. The terms of this paragraph shall survive a termination or expiration of the Complete Lease and/or any other matter.

59.      NON-LIABILITY

Landlord shall not be liable for any loss or damage to any property of Tenant or any others located in the Premises and/or any other portion of the Building, by theft or otherwise, irrespective of the cause of such damage or loss, unless due to the gross negligence of Landlord. Without limiting the terms of the immediately preceding sentence, Landlord shall not be liable to Tenant and/or anyone else for any loss, costs, fines, causes of action, or damage that may be occasioned by or through (1) the negligence, omissions or other acts of Tenant, other tenants or occupants, and/or any other persons or entities and/or (ii) any operations in the construction of any private, public or quasi-public work. Landlord shall not be liable for any damage to Tenant, any of Tenant's property, the Premises, and/or any other property, and/or injury or death to any persons, resulting from fire, explosion, falling plaster, sprinklers, steam, gas, electricity, water, rain or leaks from any part of the Premises, the Building and/or elsewhere or from the pipes, appliances, or plumbing works and/or any bursting thereof or from the roof, ceiling, street, or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Without limiting any other terms of the Complete Lease, Landlord shall not be liable for latent defects in construction of the Premises and/or any of the Building. Notwithstanding anything contained in the Complete Lease to the contrary, in no event shall Landlord be liable for any incidental or consequential damages. In no event shall Landlord be liable for any interruption or failure in the supply of any utility or other service to the Premises and/or the Building.

Landlord shall have no obligation to provide any security whatsoever for the Premises and/or the Building, and Landlord shall not be liable for any personal injuries, property damage, theft and/or other damage or loss occurring on or about the Premises, the real property on which the Building is located, the common areas, parking! areas, and/or any other portions of the Building and/or related on and off-site facilities, and Landlord shall not be liable for any damage or loss of any nature whatsoever to, or any theft of, automobiles or other vehicles located within such parking areas and/or other facilities or any contents therein, while in or about the same. Landlord has no liability for providing and/or discontinuing any security whatsoever and if Landlord provides security, no liability for personal injuries, property damage, theft and/or other damage or loss shall arise in any event upon so providing such security and Landlord may, in its absolute discretion, without incurring any liability by reason thereof, discontinue same at any time.

The terms and conditions of this paragraph 59 shall survive a termination or expiration of the Complete Lease and/or any other event.

60.      TENANT IMPROVEMENTS

LANDLORD shall at LANDLORD'S expense construct the premises according to the plans, Building Standards and specifications which shall be approved by LANDLORD and TENANT and attached hereto and incorporated herein as "Exhibit B" and made a part of this Lease. Tenant shall pay all extra (over standard) tenant improvements.

Tenant shall pay Tenant's Contribution to the Landlord by cash payment within ten (10) days after receipt by Tenant of the general contractor's progress reports or requests for payment. Tenant shall not be entitled to object to the amount of the cost so long as the amount is consistent with the original Budget and approved change orders. Landlord shall pay Landlord's Contribution to the general contractor by cash payment within ten (10) days after receipt by Landlord of progress reports, or within such other time period as may be agreed upon by Landlord and the general contractor.

Tenant's failure to pay any sums required to be paid by Tenant pursuant to this paragraph 60 within the aforesaid time period shall constitute a default under the Lease, entitling Landlord to exercise any and all remedies as would be available to Landlord upon the nonpayment of rent.

61.      ADDITIONAL RENT (OPERATING EXPENSES)


Suite 301 is 4,006 rentable square feet and Tenant's proportionate share shall be 2.62%. The Base Year will be 2002.
Suite 306 is 1,176 rentable square feet and Tenant's proportionate share shall be .77%. The Base Year will be 2002.
Suite 308 is 662 rentable square feet and Tenant's proportionate share shall be ..43%. The Base Year will be 2002.
Suite 312 is 1,726 rentable square feet and Tenant's proportionate share shall be 1.13%. The Base Year will be 2003.
Suite 700 is 7,661 rentable square feet and Tenant's proportionate share shall be 5.01 %. The Base Year will be 2003.
Suite 770 is 1,579 rentable square feet and Tenant's proportionate share shall be 1.03%. The Base Year will be 2003.

62.      RESERVE PARKING

LANDLORD grants to TENANT the use of the reserved parking spaces on the first
(1st) and second (2nd) floors of the TENANT'S parking area in the parking garage at a charge of $65.00 per space, to TENANT during the term of this Lease. LANDLORD agrees to attempt to provide TENANT with parking spaces in addition to those guaranteed in Paragraph 17 of the Lease until such time as they can no longer be provided due to increased building demand.


63.      SIGNAGE


o LANDLORD grants to TENANT the right to install an exterior sign on the Third floor of the LANDLORD'S property at TENANT'S expense. Said sign shall; (i) conform to all Governmental regulations and requirements;
         (ii) the size shall be twenty-five (25') square feet or less per side and style shall be approved by LANDLORD and TENANT; (iii) the sign shall not inhibit LANDLORD'S option to add additional TENANTS to Signage or install separate Signage.

o Upon the expiration of the existing rights of existing tenants for exterior signage, LANDLORD grants to TENANT the right to relocate said exterior sign to the Seventh floor of the LANDLORD'S property at TENANT'S expense once TENANT exceeds 19,040 cumulative square feet in the Building. Said sign shall; (i) conform to all Governmental regulations and requirements; (ii) the size shall be twenty-five (25') square feet or less per side and style shall be approved by LANDLORD and TENANT; (iii) the sign shall not inhibit LANDLORD'S option to add additional TENANTS to Signage or install separate Signage.

o LANDLORD grants to TENANT the right to install a interior sign off the elevators on the Seventh Floor, on the LANDLORD'S property at TENANT'S expense.


64.      RIGHT OF FIRST REFUSAL




Provided this Lease is not otherwise in default:

LANDLORD grants to TENANT the one time Right of First Refusal to Negotiate on all vacant space, which rights will be subject to the rights of existing tenants, located on the Third (3rd) and Seventh (7th) floor.

TENANT shall be entitled to rent said space in accordance with the terms and conditions of this Lease at the prevailing Rental Rate as specified in this Lease.
TENANT shall have five (5) days after written notification by LANDLORD to notify LANDLORD in writing of it's intention to exercise this Right of First Refusal.

65.      GUARANTY


THE LEASE ("LEASE") DATED: April 15, 2003.



BETWEEN: BISCAYNE CENTRE, LLC., as Landlord and EPIXTAR MANAGEMENT CORP, as Tenant


         In order to induce the aforesaid Landlord to enter into the foregoing Leased for other valuable considerations, the receipt whereof is hereby acknowledged, EPIXTAR CORP, a publically traded corporation domiciled in State of Florida ("Guarantor") hereby represents that the Tenant is wholly owned subsidiary of EPIXTAR CORP, and hereby makes the following guaranty and agreement ("Guaranty") with and in favor of Landlord and its representatives and assigns. All defined terms herein not otherwise defined, shall have the meaning as set forth in the above referenced Lease.

         1. In consideration of Landlord entering into and executing the Lease with the Tenant the undersigned Guarantor guarantees to Landlord the full and faithful performance of all the terms of the Lease including, but not limited to, the payment of any and all rent, additional rent and other monetary amounts ("Total Rent") due to landlord pursuant to the terms of the Lease. This guarantee is absolute and unconditional and is a guarantee of payment and not of collection. The parties hereto waive all notice of non-payment, non-performance, non-observance or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned expressly waives and expressly agrees that the validity of this Agreement, and the obligation of the Guarantor hereto shall in no way be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the right or remedies reserved by Landlord pursuant to the performance of the within Lease. The undersigned further covenants and agrees that this guarantee shall remain and continue in full force and effect, as to any renewal, modification or extension of this Lease and during any period when tenant is occupying the premises as a "statutory tenant". As a further inducement to Landlord to make this Lease and in consideration thereof, Landlord and the undersigned covenant and agree that in any action or proceeding brought by either Landlord or the undesigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of the Lease; or of this Guaranty that Landlord and the undersigned shall and does hereby waive trial by jury. Further, Guarantor hereby agrees that it shall in no matter interpose any counterclaim of whatever nature or description whatsoever in any proceeding brought by landlord and/or tenant relating to the Demised Premises or in connection with any action, relating to the lease or this Guaranty.

         2. The undersigned unconditionally guarantees that all work performed by or account of Tenant at any time during the term of this Lease shall be fully completed, free and clear of all liens, violations and encumbrances, and fully paid for by Tenant. If Tenant shall default in payment, or does not timely and fully complete its work free and clear of all liens, violation and encumbrances, the undersigned will well and truly perform said payment and/or completion and/or bond or discharge any lien, violation or encumbrance upon seven (7) days notice from Landlord. The undersigned hereby agrees to indemnify and hold Landlord harmless from any and all damages, including, but not limited to, legal fees and costs incurred by landlord, arising from said failure to pay or fully and timely complete or the occurrence of any said lien, violation or encumbrance.

         3. Landlord may bring and prosecute a separate action against Guarantor's liabilities hereunder, whether or not any action is brought against Tenant or any person and whether or not Tenant or any other person is joined in any other action or actions. Nothing shall prohibit Landlord from exercising its rights against Guarantor, Tenant, any security for the Lease or any other person simultaneously or jointly and/or severally. Guarantor shall be bound by each and every ruling, order and judgement obtained by Landlord against Tenant in respect to the obligations, whether or not Guarantor is a party to the action or proceeding in which such ruling, order to judgement is issued or rendered.

         4. Guarantor irrevocably submits to the jurisdiction of any Florida State or court sitting in Miami Dade County over any suit, action or proceeding arising out of a default under the Lease, landlord shall have the option, in its sole discretion, to lay the venue of any suit, action or proceeding in the courts of the State of Florida or the United States of America for the State of Florida, and irrevocably waives to the fullest extent permitted by Law, any objection which it may now or hereinafter have to the laying of the venue of any such suits, action or proceeding brought in such court and any claim that any claim that any such suit; action or proceeding brought in an inconvenient form. Guarantor agrees that a final judgement in any such suit, action or proceeding brought in such court shall be conclusive and binding upon Guarantor.

         5. This Guaranty shall be construed in accordance with the Laws of the State of Florida.

IN WITNESS WHEREOF, the undersigned has set his hand this 14th day of MARCH
2003.

                                            Guarantor:



                                            President, Epixtar Management Corp.

                                            Social Security No. ###-##-####

                                            President, Epixtar Corp.

    STATE OF FLORIDA         )

                                       ) ss.

  COUNTY OF MIAMI DADE       )


         On the 14th day of March, 2003, before me personally came William Rhodes, Jr. to me known to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.



                                            /s/ Deborah R. Gambone
                                            ----------------------
                                                 Notary Public


                                            DEBORAH R. GAMBONE
                      [NOTARY PUBLIC      * MY COMMISSION # DD 178855
                     STATE OF FLORIDA       EXPIRES: January 20, 2007
                          SEAL]             Bonded Thru Budget Notary Services

                                 BISCAYNE CENTER
                      11900 Biscayne Blvd., Miami Florida

                             Proposed Suite 312

                               [GRAPHIC OMITTED]

EXHIBIT A


ATTACHED TO and made a part of the Standard Office Building Lease dated April 15, 2003 (the "Standard Lease"), between BISCAYNE CENTRE, LLC., as LANDLORD, and EPIXTAR MANAGEMENT CORP. AS TENANT, covering approximately 16,810, net rentable square feet of office space (the "Leased Premises" or the "Premises"), which is a part of the THIRD & SEVENTH FLOORS of the building known as BISCAYNE CENTRE, located at 11900 Biscayne Boulevard, Miami, Florida 33181.

BISCAYNE CENTER
11900 Biscayne Blvd., Miami Florida
Global Asset Holdings, Inc.
Preliminary Space Plan

                               [GRAPHIC OMITTED]

EXHIBIT A


ATTACHED TO and made a part of the Standard Office Building Lease dated April 15, 2003 (the "Standard Lease"), between BISCAYNE CENTRE, LLC., as LANDLORD, and EPIXTAR MANAGEMENT CORP. AS TENANT, covering approximately 16,810, net rentable square feet of office space (the "Leased Premises" or the "Premises"), which is a part of the THIRD & SEVENTH FLOORS of the building known as BISCAYNE CENTRE, located at 11900 Biscayne Boulevard, Miami, Florida 33181.

BISCAYNE CENTER
11900 Biscayne Blvd., Miami Florida
Global Asset Holdings, Inc.
Preliminary Space Plan

                               [GRAPHIC OMITTED]

EXHIBIT A


ATTACHED TO and made a part of the Standard Office Building Lease dated April 15, 2003 (the "Standard Lease"), between BISCAYNE CENTRE, LLC., as LANDLORD, and EPIXTAR MANAGEMENT CORP. AS TENANT, covering approximately 16,810, net rentable square feet of office space (the "Leased Premises" or the "Premises"), which is a part of the THIRD & SEVENTH FLOORS of the building known as BISCAYNE CENTRE, located at 11900 Biscayne Boulevard, Miami, Florida 33181.

ATTACHED TO and made a part of the Standard Office Building Lease dated April 15, 2003 (the "Standard Lease"), between BISCAYNE CENTRE, LLC., as LANDLORD, and EPIXTAR MANAGEMENT CORP. AS TENANT, covering approximately 16,810, net rentable square feet of office space (the "Leased Premises" or the "Premises"), which is a part of the THIRD & SEVENTH FLOORS of the building known as BISCAYNE CENTRE, located at 11900 Biscayne Boulevard, Miami, Florida 33181.


                                    EXHIBIT B

                                  WORK LETTER

1. Space planning and construction plans (including mechanical) for improvements will be provided at Landlord's expense, including turnkey build-out as set forth in this Work Letter.

2. Standard 8 foot high (ceiling height), interior drywall partitions, including 4" Mercer cove vinyl base and Benjamin Moore professional grade paint or equivalent. (Lessee shall select 1 vinyl base color and 1 paint color from Lessor's samples).

3. 8 foot high interior drywall partitions for all corridor walls, all demising walls (wall separating each leased area) and all exterior walls, including 4" Mercer cove vinyl base and Benjamin Moore professional grade paint or equivalent, within leased area.

4. Solid core stain grade fire rated, paired door 3' x 8' mahogany with Schlage stain chrome finish, lock set keyed to building master as the front entrance door. The door levers shall be ADA compliant.

5. Solid core, paint grade interior single door 3' x 6'8" with passage set satin chrome finish door, throughout the leased area. All door levers shall be ADA compliant. Nine (9) interior doors shall have locks provided.

6. Standard 2 foot by 4 foot, revealed edge white acoustical ceiling tile in a white exposed grid system, at a minimum height of 8 foot, throughout the leased area.

7. Standard 2 foot by 4 foot fluorescent light fixture, throughout the leased area unless 2 foot by 2 foot is required.

8. Standard single phase, 110 volt 15 Amp, wall mounted, duplex electrical receptacle throughout the leased area as depicted in the attached plan, as well as providing all necessary switches and receptacles as set forth on the attached plan.

9. Standard 26 oz. carpet throughout leased area (Lessee shall select 1 color of low pile carpet from Lessor's samples). Landlord shall provide installation.

10. Upper and lower cabinetry with a sink in the lounge area. The flooring will be vinyl.

11.      Emergency lighting and exit lights per Miami Dade County Building Code.

12. Lessor will provide functional air conditioning, within the current standard for the building, and include a thermostat within the Premises.


                                    EXCLUSION

The following items are excluded from LANDLORD'S responsibility and TENANT is solely responsible for the following expenses:

o All Millwork (except kitchen cabinets)
o All ceramic, marble and granite tile (reception, bathroom and other areas)
o Carpet base (tenant to pay the difference between vinyl base price and carpet) All Glass All plumbing and related expenses incurred due to bathroom (X-ray Slab etc)
o Accordion Door or equivalent divider in conference room Tenant to pay extras upon GC billing.